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                                                                      Exhibit 21

                                 Subsidiaries

The following are subsidiaries of ACT Manufacturing, Inc. and all are wholly-owned except for GSS Array Technology Public Company Limited of which ACT Manufacturing owns 99.02%:

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
Entity Name                                             Jurisdiction of Organization
-----------                                             ----------------------------
Advanced Component Technologies Limited                            Ireland
ACT Manufacturing Securities Corp.                              Massachusetts
CMC Industries, Inc.                                               Delaware
ACT France Holdings SAS                                             France
ACT Manufacturing US Holdings, LLC                                 Delaware
GSS Array Technology Public Company Limited                        Thailand

The following are subsidiaries of CMC Industries, Inc.:

Entity Name                                             Jurisdiction of Incorporation
-----------                                             -----------------------------

CMC Inmuebles, S.A. de C.V.                                         Mexico
CMC Industrias Hermosillo, S.A. de C.V.                             Mexico
Servicos y Administracion de Sonora, S.A. de C.V.                   Mexico
CMC Industries, Inc. Taiwan Branch (U.S.A.)                         Taiwan

The following are subsidiaries of ACT France Holdings SAS:

Entity Name                                             Jurisdiction of Incorporation
-----------                                             -----------------------------

ACT France SAS                                                      France
ACT Manufacturing France SA                                         France
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